Exhibit 3.1
AMENDED AND RESTATED
BY-LAWS
OF
OPTIONABLE, INC.

ARTICLE I

Stockholders

      Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held annually at the registered office of the Corporation or at such place designated by the Board of Directors within or without the State of Delaware, at such time and on such date as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

      Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time and from time to time by the President or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

      Section 3. Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten nor more than sixty days before the date of such meeting (or at such other time as may be required by statute), to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

      Section 4. Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 5. Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

      Section 6. Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of at least one-third of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

      Section 7. Voting. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting need not be by ballot, except that all election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Whenever any corporate action is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders of the holders of shares entitled to vote thereon, except that all elections shall be decided by a plurality of the votes cast.

      Section 8. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 9. Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

      Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      Section 11. Director Nominations and Other Proposals. (a) At any meeting of stockholders, only such nominations for directors will be made and only such other business will be conducted as will have been properly brought before the meeting. To be properly brought before a meeting, nominations and other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in this section.

    (b) In order for a stockholder to bring any item of business, including nominations for directors, before a meeting of stockholders, such stockholder must provide timely notice in writing to the Corporation.

(i) To be timely for an annual meeting of stockholders, a stockholder’s notice must be received at the principal executive office of the Corporation no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, a stockholder’s notice must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the upcoming annual meeting and (y) the tenth (10th) day following the date on which the Corporation files a public document with the Securities and Exchange Commission announcing the date of the upcoming annual meeting. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(ii) To be timely for any special meeting of stockholders, a stockholder’s notice must be received at the principal executive office of the Corporation no earlier than the close of business on the one hundred twentieth (120th) day prior to the special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the special meeting and (y) the tenth (10th) day following the date on which the Corporation files a public document with the Securities and Exchange Commission announcing the date of the annual meeting. In no event shall any adjournment or postponement of a special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

    (c) In order for a stockholder to bring any item of business, including nominations for directors, before a meeting of stockholders, such stockholder must provide notice that, in addition to meeting the timeliness requirements of this section, sets forth the following information together with a representation as to the accuracy of the information:

(i) as to the stockholder who is making the proposal and the beneficial owner, if any, on whose behalf the proposal is being made (collectively, the “Holder”):
(A) the name and address of the Holder,
(B) the number of shares in the Corporation that are directly or indirectly owned beneficially and/or of record by the Holder as of the date of the notice, and the Holder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of the number of shares of the Corporation owned, directly or indirectly, beneficially and/or of record by the Holder as of the record date for the meeting,
(C) any agreement, arrangement, contract or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the Holder, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of shares in the Corporation, or increase or decrease the voting power of the Holder with respect to shares of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,
(D) any agreement, arrangement, contract, proxy or understanding pursuant to which the Holder has a right to vote or has granted a right to vote any shares of the Corporation,
(E) any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,
(F) any arrangement, rights, or other interests described in Section 11(c)(i)(B)-(E) held by members of such Holder’s immediate family,

(G) any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act and the rules and regulations thereunder,
(H) any other information as reasonably requested by the Corporation and
(I) a representation that the Holder intends to appear in person or by proxy at the meeting to present the nomination.

(ii) as to proposal(s) other than a proposal to nominate a director or directors:
(A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting of stockholders and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the business is being proposed and
(B) a description of all agreements, arrangements and understandings, direct and indirect, between the Holder and any other person or persons in connections with the proposal of such business by the Holder.

(iii) as to nomination(s) of director or directors (other than those made by or at the direction of the Board of Directors):
(A) the name, age, business address and residential address of the person whom the stockholder proposes to nominate for election or re-election as a director,
(B) the principal occupation or employment of such person,
(C) the class and number of shares of the Corporation which are owned by such person, including shares beneficially owned and shares held of record,
(D) a written statement, executed by such person, in which such person consents to being nominated and agrees to serve as a director if elected,
(E) a written statement executed by such person acknowledging that, as a director of the Corporation, such person will owe a fiduciary duty, under the General Corporation Law of the State of Delaware, to the Corporation and its stockholders,
(F) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Section 14 of the Securities Exchange Act and the rules and regulations thereunder and
(G) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for the purposes of Item 404 and the nominee were a director or executive officer of such registrant.

    (d) At the request of the Board of Directors, any person nominated by a stockholder for election as a director will furnish to the Board of Directors information as the Board of Directors may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Corporation.

    (e) If the Holder and the Holder’s nominee (if any) do not provide the information required under the foregoing paragraphs of this section, or if the stockholder providing notice or his/her representative does not appear at the meeting of stockholders to present his/her proposal, whether for a nomination or other matter, such proposal shall be disregarded, notwithstanding that proxies or votes in favor of such defective nomination or other proposal may have been received.

    (f) No business will be conducted at any meeting except in accordance with the procedures and provisions set forth in this section. The chairman of the meeting may determine and declare at the meeting that a nomination or other proposal was not made in accordance with the procedures and provisions prescribed by these By-laws, and in such event the defective nomination or other proposal will be disregarded.

    (g) Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 12. Procedures at Meetings of Stockholders. Meetings of stockholders shall be presided over by the chairman of the meeting, appointed by the Board of Directors.  The Board of Directors will be entitled to make such rules or regulations for the conduct of meetings of stockholders as it will deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, and subject to applicable laws and these By-laws, the chairman of the meeting will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, and limitations on time allotted to questions or comments by participants.

ARTICLE II

Directors

      Section 1. Number. The Board of Directors shall consist of not less than two (2) and no more than nine (9) members, the precise number to be determined by the Board of Directors from time to time.

      Section 2. Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

      Section 3. Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the
State of Delaware.

      Section 4. Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed or telegraphed to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors or any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

      Section 5. Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 6. Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

      Section 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the Board of Directors or of such committee.

      Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-Laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

      Section 9. Removal; Resignation. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time, upon written notice to the Corporation.

      Section 10. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

      Section 11. Compensation. The Board of Directors may fix the compensation of directors.

ARTICLE III

Officers

      Section 1. Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a President, a Chief Executive Officer, a Chairman of the Board, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers as it deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.

      Section 2. Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

      Section 3. Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

      Section 4. Powers and Duties of the Chairman of the Board. The Chairman of the Board, along with the President and the Chief Executive Officer, shall have general charge and supervision of the Corporation's business, affairs, administration and operations. The Chairman of the Board shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

      Section 5. Powers and Duties of the President. The President, along with the Chairman of the Board and Chief Executive Officer, shall have general charge and supervision of the Corporation's business, affairs, administration and operations. The President shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

      Section 6. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer, along with the Chairman of the Board and the President, shall have general charge and supervision of the Corporation's business, affairs, administration and operations. The Chief Executive Officer shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The Chief Executive Officer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

      Section 7. Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

      Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

      Section 9. Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE IV

Stock

      The shares of the Corporation shall be represented by certificates signed by the President, Chief Executive Officer, or Chairman of the Board, and by the Treasurer or the Secretary. Any of or all the signatures on the certificate may be a facsimile.

ARTICLE V

Execution of Documents

      All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

ARTICLE VI

Seal

      The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

ARTICLE VII

Indemnification

      The Corporation shall indemnify all persons to the full extent permitted, and in the manner provided, by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

ARTICLE VIII

Amendment of By-Laws

      These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.